UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2009

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

_________________________________________________

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Agreement.

On March 6, 2009, the Amended Lock-up Agreement entered into on November 6, 2003 between Mannatech, Incorporated (the “Company”) and Mr. J. Stanley Fredrick, the Company’s Chairman of the Board and a major shareholder, was terminated by mutual agreement of the Company and Mr. Fredrick. Pursuant to the Amended Lock-up Agreement, the Company had agreed to pay Mr. Fredrick $185,000 per year for his agreement not to sell or transfer shares of the Company’s common stock without the prior consent of the Company’s Board of Directors. As a result of the termination of the Amended Lock-up Agreement, Mr. Fredrick is no longer bound by such transfer restriction.

The above summary of the material terms of the termination agreement is qualified by reference to the text of the termination agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1*	Termination of Lock-up Agreement, between Mannatech, Incorporated and J. Stanley Fredrick, dated March 6, 2009.

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED
Dated: March 10, 2009	By:	/s/ Stephen D. Fenstermacher
Stephen D. Fenstermacher Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1*	Termination of Lock-up Agreement, between Mannatech, Incorporated and J. Stanley Fredrick, dated March 6, 2009.

*Filed herewith.